Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 18, 2024, with respect to the consolidated financial statements of Rubrik, Inc., incorporated herein by reference.

/s/ KPMG LLP
Santa Clara, California April 24, 2024